Exhibit 99.1

SUPERVALU INC. and Subsidiaries

CONSOLIDATED SEGMENT FINANCIAL INFORMATION

(Unaudited)

(In millions)

	February 25, 2012 (52 weeks)	February 26, 2011 (52 weeks)	February 27, 2010 (52 weeks)
Net sales
Retail Food	$23,685	$25,021	$27,741
% of total	65.6%	66.6%	68.3%
Save-A-Lot	4,221	3,890	3,896
% of total	11.7%	10.4%	9.6%
Independent Business	8,194	8,623	8,960
% of total	22.7%	23.0%	22.1%

Total net sales	$36,100	$37,534	$40,597
	100.0%	100.0%	100.0%

Operating earnings (loss)
Retail Food(1)	$(930)	$(1,409)	$767
% of sales	(3.9)%	(5.6)%	2.8%
Save-A-Lot	232	197	222
% of sales	5.5%	5.1%	5.7%
Independent Business	243	337	299
% of sales	3.0%	3.9%	3.3%
Corporate	(64)	(101)	(87)

Total operating earnings (loss)	(519)	(976)	1,201
% of sales	(1.4)%	(2.6)%	3.0%
Interest expense, net	509	547	569

Earnings (loss) before income taxes	(1,028)	(1,523)	632
Income tax provision (benefit)	12	(13)	239

Net earnings (loss)	$(1,040)	$(1,510)	$393

Depreciation and amortization
Retail Food	$755	$794	$820
Save-A-Lot	62	55	56
Independent Business	67	76	81

Total	$884	$925	$957

Capital expenditures
Retail Food	$511	$427	$568
Save-A-Lot	130	132	74
Independent Business	59	45	49

Total	$700	$604	$691

Identifiable assets
Retail Food	$9,147	$10,805	$13,350
Save-A-Lot	867	784	685
Independent Business	1,955	2,050	2,214
Corporate	84	119	187

Total	$12,053	$13,758	$16,436

(1)	Retail Food operating loss for fiscal 2012 and 2011 reflects goodwill and intangible asset impairment charges of $1,432 and $1,870, respectively.

SUPERVALU INC. and Subsidiaries

CONSOLIDATED SEGMENT FINANCIAL INFORMATION

Fiscal 2012 Quarterly Information

(Unaudited)

(In millions)

	Quarter ended						Year-to-date period ended
	June 18, 2011	September 10, 2011	December 3, 2011		February 25, 2012		September 10, 2011	December 3, 2011		February 25, 2012
Net Sales
Retail Food	$7,330	$5,608	$5,359		$5,388		$12,938	$18,297		$23,685
% of total	66.0%	66.6%	64.3%		65.5%		66.2%	65.7%		65.6%
Save-A-Lot	1,282	972	982		985		2,254	3,236		4,221
% of total	11.5%	11.5%	11.8%		11.9%		11.5%	11.6%		11.7%
Independent Business	2,501	1,849	1,986		1,858		4,350	6,336		8,194
% of total	22.5%	21.9%	23.9%		22.6%		22.3%	22.7%		22.7%

Total net sales	$11,113	$8,429	$8,327		$8,231		$19,542	$27,869		$36,100

Operating earnings (loss)
Retail Food	$150	$127	$(818	)(1)	$(389	)(1)	$277	$(541	)(1)	$(930	)(1)
% of sales	2.0%	2.3%	(15.3%)		(7.2%)		2.1%	(3.0%)		(3.9%)
Save-A-Lot	69	50	59		54		119	178		232	(1)
% of sales	5.4%	5.1%	6.1%		5.5%		5.3%	5.5%		5.5%
Independent Business	77	56	66		44		133	199		243
% of sales	3.1%	3.1%	3.3%		2.3%		3.1%	3.1%		3.0%
Corporate	(16)	(17)	(15)		(16)		(33)	(48)		(64)

Total operating earnings (loss)	$280	$216	$(708)		$(307)		$496	$(212)		$(519)
% of sales	2.5%	2.6%	(8.5%)		(3.7%)		2.5%	(0.8%)		(1.4%)

(1)	During fiscal 2012 the Company recorded charges of $1,452 related to non-cash goodwill and intangible asset impairment charges and employee-related expenses, of which $907 were recorded in the third quarter of fiscal 2012 all of which were within Retail Food, and $545 were recorded in the fourth quarter of fiscal 2012, $540 of which were recorded in Retail Food and $5 of which were recorded in the Independent Business.